Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-40682 on Form N-1A of our reports dated February 25, 2022 relating to the financial statements and financial highlights of Lazard Developing Markets Equity Portfolio, Lazard Emerging Markets Core Equity Portfolio, Lazard Emerging Markets Equity Advantage Portfolio, Lazard Emerging Markets Strategic Equity Portfolio (formerly Lazard Emerging Markets Equity Blend Portfolio), Lazard Emerging Markets Equity Portfolio, Lazard Equity Franchise Portfolio, Lazard Global Equity Select Portfolio, Lazard Global Listed Infrastructure Portfolio, Lazard Global Strategic Equity Portfolio, Lazard International Equity Advantage Portfolio, Lazard International Equity Portfolio, Lazard International Equity Select Portfolio, Lazard International Equity Value Portfolio, Lazard International Quality Growth Portfolio, Lazard International Small Cap Equity Portfolio, Lazard International Strategic Equity Portfolio, Lazard Managed Equity Volatility Portfolio, Lazard US Equity Concentrated Portfolio, Lazard US Equity Focus Portfolio, Lazard US Small-Mid Cap Equity Portfolio, Lazard US Sustainable Equity Portfolio, Lazard US Systematic Small Cap Equity Portfolio, Lazard Emerging Markets Debt Portfolio, Lazard Global Fixed Income Portfolio, Lazard US Corporate Income Portfolio, Lazard US Short Duration Fixed Income Portfolio, Lazard Enhanced Opportunities Portfolio, Lazard Global Dynamic Multi-Asset Portfolio, Lazard Opportunistic Strategies Portfolio and the consolidated financial statements and consolidated financial highlights of Lazard Real Assets Portfolio, each a series of The Lazard Funds, Inc. (the “Fund”), appearing in the Annual Reports on Form N-CSR of the Fund for the year or period ended December 31, 2021, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
April 26, 2022